CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statements of Cree Research, Inc. on Form S-8 (Numbers 33-98956 and 33-98958) and Form S-3 (Number 33-98728) of our reports dated July 24, 1997, on our audits of the consolidated financial statements and Schedule II- Valuation and Qualifying Accounts of Cree Research, Inc. as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997 which reports are included in this Annual Report on Form 10-K.



Raleigh, North Carolina
August 13, 1997


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